UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2013

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)

513-360-4704
(Registrant's telephone number, including area code)

 Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement
Item 2.01                     Completion of Acquisition or Disposition of Assets
Item 2.03                     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02                     Unregistered Sales of Equity Securities

As previously reported, on March 4, 2013, AMP Trucks Inc. (“AMP Trucks”), an Indiana corporation and a wholly-owned subsidiary of AMP Holding Inc. (the “Company”), entered into an Asset Purchase Agreement with Workhorse Custom Chassis, LLC (“Workhorse”), an Illinois limited liability company and a wholly-owned affiliate of Navistar International Corporation, to purchase certain assets including the Workhorse ® brand, logo, intellectual property, patents and assembly plant in Union City, Indiana (the “Assets”).

On March 13, 2013, AMP Trucks closed the acquisition of the Assets from Workhorse for a purchase price of $5,000,000 of which $2,750,000 was paid in cash and the delivery of a Secured Debenture (the “Debenture”) in the principal amount of $2,250,000.  The Debenture is secured pursuant to a Security Agreement (the “Security Agreement”) and a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing (the “Mortgage”) entered between AMP Trucks and Workhorse.  Pursuant to the Security Agreement, AMP Trucks granted Workhorse a security interest in all of the assets of AMP Trucks in order to secure the prompt payment, performance and discharge in full of all of obligations of AMP Trucks under the Debenture.  Pursuant to the Mortgage, the Debenture is secured by the real estate and related assets of the plant located in Union City, Indiana.  The Debenture matures three years from its effective date of March 13, 2013 (the "Maturity Date") and interest associated with the Debenture is 10% per annum, which is payable on the Maturity Date.  AMP Trucks may prepay outstanding principal and interest of the Debenture in full at any time.  In the event AMP Trucks prepays outstanding principal and interest, it shall pay an amount equal to all outstanding principal and interest multiplied by 105%.   As of the date hereof, AMP Trucks is obligated on $2,250,000 in face amount of the Debenture. The Debenture is a debt obligation arising other than in the ordinary course of business which constitute direct financial obligations of AMP Trucks.  The Company and AMP Electric Vehicles Inc., a wholly owned subsidiary of the Company, guaranteed the payment of the Debenture.

On March 13, 2013, the Company entered into a subscription agreement with various accredited investors (the “March 2013 Accredited Investors”) pursuant to which the March 2013 Accredited Investors purchased 17,925,000 shares of the Company’s common stock (the “March 2013 Subscription Shares”) for a purchase price of $3,585,000, together with common stock purchase warrants to acquire 8,962,500 shares of common stock at $0.40 per share for a period of three years (the “March 2013 Warrant” and together with the March 2013 Subscription Shares, the “March 2013 Securities”).

The March 2013 Securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The March 2013 Accredited Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Secured Debenture by and between Workhorse Custom Chassis, LLC and AMP Trucks Inc. dated March 13, 2013

4.2	Security Agreement by and between Workhorse Custom Chassis, LLC and AMP Trucks Inc. dated March 13, 2013

4.3	Mortgage, Security Agreement, Assignment of Rents and Fixture Filing by and between Workhorse Custom Chassis, LLC and AMP Trucks Inc. dated March 13, 2013

4.4	Form of Subscription Agreement entered by and between AMP Holding Inn. and the March 2013 Accredited Investors

4.5	Form of Common Stock issued to the March 2013 Accredited Investors

10.1	Asset Purchase Agreement by and between Workhorse Custom Chassis, LLC, as Seller, and AMP Trucks Inc., as Buyer dated as of March 4, 2013 (1)

10.2	Amendment No. 1 to the Asset Purchase Agreement by and between Workhorse Custom Chassis, LLC, as Seller, and AMP Trucks Inc., as Buyer dated as of March 13, 2013

(1)  Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on March 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: March 15, 2013	By:	/s/ Stephen Burns
Name: Stephen Burns
Title: Chief Executive Officer